UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2003

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of Principal Executive Offices)	49424 (Zip Code)

616 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 7.         Financial Statements and Exhibits.

Exhibit

99       Press release dated July 21, 2003.

Item 9.         Regulation FD Disclosure.

On July 21, 2003, Macatawa Bank Corporation issued a press release announcing results for the second fiscal quarter. A copy of the press release is attached as Exhibit 99.

This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2003	MACATAWA BANK CORPORATION
	By	/s/ Jon W. Swets Jon W. Swets Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated July 21, 2003.

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EXHIBIT 99

10753 Macatawa Drive Holland, MI 49424

NEWS RELEASE NASDAQ NATIONAL MARKET: FOR RELEASE: DATE: CONTACT:	MCBC Immediate July 21, 2003 Jon Swets, CFO 616.494.7645

Holland, Michigan — Macatawa Bank Corporation Reports Second Quarter Net Income Up 25%.

Macatawa Bank Corporation today announced net income for the second quarter of 2003. Net income totaled $2.93 million, an increase of 25% as compared to second quarter 2002 net income of $2.35 million. Earnings per share on a diluted basis were $.35 for the quarter, also a 25% increase compared to diluted earnings per share of $.28 for the prior year second quarter. The increased earnings improved second quarter return on equity to 9.93% from 8.66% for the same period in the prior year and improved return on assets to .96% compared to .89%.

Net income for the six months ended June 30, 2003 was up 49% to $5.7 million compared to $3.9 million for the same period in the prior year. Earnings per share on a diluted basis were $.68 for the six months year-to-date, an increase of 26% compared to $.54 for the same period in the prior year. The percent increase in earnings per share for the six months was less than the percent increase in net income due to a 45% increase in shares outstanding for the acquisition of Grand Bank Financial Corporation in the second quarter of 2002.

“While the economic environment became even more challenging this quarter, we continued to achieve a high level of success,” said Ben Smith, Chairman and CEO. “We carried on our growth in total assets and once again achieved double digit percent growth in earnings per share.” Total assets were $1.26 billion as of June 30, 2003 which was an increase of $169.5 million or 16% over the end of the second quarter of 2002. Commenting further, Mr. Smith stated, “We continue to fund a large portion of our asset growth with deposits from our branch network and are particularly pleased with our success in growing non-interest bearing deposits.” Total non-interest bearing deposits increased by 43% since June 30, 2002.

The increase in quarterly earnings resulted from improvements in both net interest income and non-interest income. Second quarter net interest income totaled $10.3 million, an increase of $1.5 million or 17%, as compared to the 2002 quarter. The net interest income improvement was driven primarily by the significant increase in earning assets, which grew by 16% or $158.5 million from an average of $977.5 million for the second quarter of 2002 to an average of $1.14 billion for the second quarter of 2003. An increase in net interest margin, which was up to 3.64% for the second quarter of 2003 from 3.58% for the same quarter of the prior year, also contributed to the improvement in net interest income. The improvement in net interest margin can be attributed to both strong growth in non-interest bearing deposits and the continued decrease in the cost of interest bearing deposits caused by the currently low interest rate environment.

Non-interest income was $2.4 million for the second quarter of 2003, a 41% increase over second quarter 2002 non-interest income of $1.7 million. Most of this improvement came from gains on sales of mortgage loans. Macatawa’s mortgage banking function continued to capitalize on the current mortgage interest rate environment and achieved high loan sales volume resulting in gains of $973,000 for the quarter, an increase of $543,000 over the prior year second quarter. Income from deposit service charges also increased, growing by $101,000 or 18% compared to the second quarter of the prior year. This growth in service charge income was a direct result of the growth in non-interest bearing deposit accounts.

Asset quality remained strong for the quarter with annualized net loan charge-offs to total loans at .20% for the quarter and non-performing loans to total loans of .23% at the end of the quarter. These ratios remained well below historical peer averages.

Non-interest expense increased to $7.4 million for the quarter as compared to $6.1 million for the second quarter of 2002. Salaries and benefits increased by $870,000 comprising most of the increase in non-interest expenses. Macatawa’s growth has required additional staff in various areas including new branches, lending departments, and operations which are all necessary to support increased customer activity. “These increased costs reflect our attention to properly managing and supporting our growth and our interest in creating a platform for strong future growth,” said Ben Smith. With the increases in net interest income and non-interest income, revenue growth offset this non-interest expense growth with the result of achieving an efficiency ratio of 58.5%, approximately the same level as in the second quarter of the prior year.

Macatawa’s expansion focus continued during the second quarter as construction began for a new branch in Grand Rapids at the corner of Knapp Street and East Beltline Avenue. The construction of a new branch in Grandville replacing a store front location was completed in May and opened for business at the end of that month. Additional expansion in Grand Rapids is anticipated with plans to open at least three more branches in this area within the next two years. In Holland, construction began for a branch located on the North side of the city in order to round out Macatawa’s presence in this market.

On July 15, 2003 Macatawa raised additional capital in the amount of $20.0 million by participating in a pooled trust preferred security issuance. These proceeds, which are classified as debt on the balance sheet, provide additional regulatory capital to support future growth in assets. Mr. Smith commented, “Our tremendous growth and plans for future growth required more capital at this time. The trust preferred securities complement our capital structure well by providing a low cost source without diluting our current shareholders through a common stock offering.”

Conference Call
Macatawa Bank Corporation will hold its quarterly earnings conference call on Tuesday, July 22, 2003, at 10:00 A.M. Persons who wish to access the call may do so via the Internet by visiting www.macatawabank.com and clicking on the webcast link in the Investor Information section. It may also be accessed by logging on to www.streetevents.com . A replay of the call will be available for 30 days following the call.

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank and Macatawa Bank Investment Services. Through its subsidiaries, the Corporation offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 17 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Banking services include commercial, consumer and real estate financing; business and personal deposit services, ATM’s and Internet banking services, and trust and employee benefit plan services. The Corporation emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting our operations, markets, products, services, and pricing. These statements include, among others, statements related to the number and timing of future branch openings and future growth and funding sources. Annualized growth rates are not intended to imply future growth at those rates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission."

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MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)           Quarter Ended                Six Months Ended
                                                                 June 30                       June 30
                                                      ----------------------------------------------------------
EARNINGS SUMMARY                                           2003           2002           2003           2002
                                                      -------------  -------------  -------------  -------------
Total interest income                                  $    15,885    $    15,000    $    31,293    $    25,522
Total interest expense                                       5,598          6,186         11,398         10,551
                                                      -------------  -------------  -------------  -------------
  Net interest income                                       10,287          8,814         19,895         14,971
Provision for loan loss                                        870            921          1,865          1,626
                                                      -------------  -------------  -------------  -------------
  Net interest income after provision for loan loss          9,417          7,893         18,030         13,345

NON-INTEREST INCOME
Deposit service charges                                        652            551          1,252          1,007
Gain on sale of loans                                          973            430          1,959            643
Trust fees                                                     603            581          1,186            744
Other                                                          173            139            310            277
                                                      -------------  -------------  -------------  -------------
  Total non-interest income                                  2,401          1,701          4,707          2,671

NON-INTEREST EXPENSE
Salaries and benefits                                        4,109          3,239          7,699          5,399
Occupancy                                                      516            495          1,074            849
Furniture and equipment                                        641            544          1,235            980
Other                                                        2,157          1,821          4,095          3,048
                                                      -------------  -------------  -------------  -------------
  Total non-interest expense                                 7,423          6,099         14,103         10,276
                                                      -------------  -------------  -------------  -------------
Income before income tax                                     4,395          3,495          8,634          5,740
Federal income tax expense                                   1,463          1,145          2,891          1,876
                                                      -------------  -------------  -------------  -------------

  Net income                                           $     2,932    $     2,350    $     5,743    $     3,864
                                                      =============  =============  =============  =============

Basic earnings per share                                     $0.35          $0.28          $0.69          $0.54
Diluted earnings per share                                   $0.35          $0.28          $0.68          $0.54
Return on average assets                                     0.96%          0.89%          0.96%          0.88%
Return on average equity                                     9.93%          8.66%          9.82%          8.77%
Net interest margin                                          3.64%          3.58%          3.59%          3.68%
Efficiency ratio                                            58.50%         58.00%         57.32%         58.25%

BALANCE SHEET DATA                                       June 30        June 30       December 31
Assets                                                     2003           2002           2002
                                                      -------------  -------------  -------------
Cash and due from banks                                $    40,281    $    36,868    $    47,874
Federal funds sold & short term investments                      -         16,900              -
Securities available for sale                               92,109         82,655         86,109
Securities held to maturity                                  2,664          4,900          4,061
Federal Home Loan Bank Stock                                 6,968          5,160          5,391
Loans held for sale                                         20,145          4,023         18,726
Total loans                                              1,038,298        892,465        961,038
Less allowance for loan loss                                14,513         12,430         13,472
                                                      -------------  -------------  -------------
  Net Loans                                              1,023,785        880,035        947,566
                                                      -------------  -------------  -------------
Premises and equipment, net                                 34,367         18,979         25,751
Acquisition intangibles                                     26,937         27,447         27,186
Other assets                                                10,356         11,132         13,919
                                                      -------------  -------------  -------------

Total Assets                                           $ 1,257,612    $ 1,088,099    $ 1,176,583
                                                      =============  =============  =============

Liabilities and Shareholders Equity
Non-interest bearing deposits                          $   119,028    $    83,213    $   103,030
Interest bearing deposits                                  853,911        779,051        817,843
                                                      -------------  -------------  -------------
  Total deposits                                           972,939        862,264        920,873
Federal funds purchased                                     23,000              -         20,000
FHLB advances                                              129,353        102,400        106,897
Other borrowings                                             7,291          5,081          4,936
Other liabilities                                            6,341          7,413          9,903
                                                      -------------  -------------  -------------
Total Liabilities                                        1,138,924        977,158      1,062,609

Shareholders' equity                                       118,688        110,941        113,974
                                                      -------------  -------------  -------------

Total Liabilities and Shareholders' Equity             $ 1,257,612    $ 1,088,099    $ 1,176,583
                                                      =============  =============  =============

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MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)    2nd Qtr        1st Qtr        4th Qtr        3rd Qtr       2nd Qtr
                                                        2003           2003           2002           2002           2002
                                                   -------------  -------------  -------------  -------------  -------------
EARNINGS SUMMARY
Net interest income                                 $    10,287    $     9,608    $     9,902    $     9,474    $     8,814
Provision for loan loss                                     870            995            990            705            921
Total non-interest income                                 2,401          2,306          2,585          2,069          1,701
Total non-interest expense                                7,423          6,681          7,151          6,758          6,099
Income taxes                                              1,463          1,428          1,431          1,345          1,145
Net income                                          $     2,932    $     2,810    $     2,915    $     2,735    $     2,350

Basic earnings per share                                  $0.35          $0.34          $0.35          $0.33          $0.28
Diluted earnings per share                                $0.35          $0.33          $0.35          $0.32          $0.28

MARKET DATA
Book value per share                                     $14.19         $13.89         $13.75         $13.50         $13.20
Market value per share                                   $24.18         $20.49         $18.90         $17.55         $20.70
Average basic common shares                           8,363,838      8,318,420      8,285,840      8,363,844      8,400,373
Average diluted common shares                         8,485,232      8,438,042      8,419,237      8,501,091      8,539,650
Period end common shares                              8,363,838      8,364,483      8,286,077      8,282,469      8,403,219

PERFORMANCE RATIOS
Return on average assets                                  0.96%          0.95%          1.02%          0.99%          0.89%
Return on average equity                                  9.93%          9.70%         10.27%          9.77%          8.66%
Net interest margin (FTE)                                 3.64%          3.54%          3.72%          3.67%          3.58%
Efficiency ratio                                         58.50%         56.07%         57.27%         58.55%         58.00%

ASSET QUALITY
Net charge-offs                                            $519           $305           $443           $210           $129
Nonperforming loans                                      $2,396         $2,884         $2,798         $2,366         $2,002
Nonperforming loans to total loans                        0.23%          0.28%          0.29%          0.26%          0.22%
Net charge-offs to average loans (annualized)             0.20%          0.12%          0.18%          0.09%          0.06%
Allowance for loan loss to total loans                    1.40%          1.40%          1.40%          1.40%          1.39%

CAPITAL & LIQUIDITY
Average equity to average assets                           9.7%           9.8%           9.9%          10.1%          10.3%
Tier 1 capital to risk-weighted assets                     8.5%           8.5%           8.6%           9.0%           9.1%
Total capital to risk-weighted assets                      9.7%           9.7%           9.9%          10.2%          10.3%
Loans to deposits + FHLB borrowings                       94.2%          95.1%          93.5%          94.8%          92.5%

END OF PERIOD BALANCES
Total Loans                                         $ 1,038,298    $ 1,015,154    $   961,038    $   924,380    $   892,465
Earning assets                                        1,160,184      1,119,534      1,075,325      1,032,915      1,006,103
Total assets                                          1,257,612      1,209,504      1,176,583      1,114,836      1,088,099
Deposits                                                972,939        965,567        920,873        877,974        862,264
Total shareholders' equity                              118,688        116,153        113,974        111,871        110,941

AVERAGE BALANCES
Total Loans                                         $ 1,025,827    $   986,614    $   959,174    $   914,738    $   873,318
Earning assets                                        1,136,030      1,097,945      1,057,187      1,022,391        977,518
Total assets                                          1,221,691      1,182,508      1,142,424      1,106,533      1,057,281
Deposits                                                961,791        939,600        907,468        877,730        827,888
Total shareholders' equity                              118,159        115,877        113,533        112,009        108,483

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